LUBY’S, INC.

INCENTIVE STOCK OPTION

GRANTED UNDER LUBY’S INCENTIVE STOCK PLAN

Name of Employee:_______________________

Date of Grant:__________________________

Number of Option Shares:_________________

Option Price per Share:___________________

THIS OPTION is granted on the above date (the "Date of Grant") by Luby's, Inc. (the "Company") to the person named above (the "Employee"), upon the following terms and conditions:

1. Grant of Option. The Company grants to the Employee an option to purchase, on the terms and conditions stated herein, the number of shares specified above (the "Option Shares") of the Company's Common Stock, par value $0.32 per share (“Common Stock”) at the Option Price specified above.

2. Type of Option. This Option is granted under the Luby’s Incentive Stock Plan (the "Plan") and shall be subject to all applicable provisions of the Plan, as it may be amended from time to time. This Option is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code and is intended to conform to the requirements of Section 422 of the Internal Revenue Code and to the provisions of the Plan. The terms "parent corporation" and "subsidiary corporation" have the meanings given to them by Section 424 of the Internal Revenue Code. All section references to the Internal Revenue Code are intended to include any future amendments or substitutions therefore in the Code.

3. Continuous Employment. This Option may be exercised by the Employee only if, at all times from the Date of Grant to the date of such exercise, the Employee was an employee of the Company or a parent or subsidiary of the Company or another corporation referred to in Section 422 of the Internal Revenue Code, unless such continuous employment is terminated by such employer, or by retirement, or by disability, or is otherwise terminated with the written consent of the employer. If such continuous employment is so terminated, this Option may be exercised, to the extent the Option was exercisable on the date of termination of employment, within one year after such termination of employment, but in no event later than the termination date of this Option. Termination of employment shall mean the last date that Grantee is either an employee of the Company or an Affiliate or engaged as a consultant or director of the Company or an Affiliate. Retirement means retirement on or after the Employee's 65th birthday. Disability means a disability which qualifies the Employee for benefits under a long-term disability program maintained by the Company or a subsidiary of the Company.

4. Death of Employee. If the Employee dies at a time when any portion of this Option is exercisable by him, this Option may be exercised as to such portion within one year after the date of death, by the person or persons to whom his rights under this Option shall have passed by will or by the laws of descent and distribution, but in no event later than the termination date of this Option.

5. Period of Option and Right to Exercise. The term of this Option is six years from the Date of Grant. The termination date of this Option is the day preceding the sixth anniversary of the Date of Grant. This Option may not, in any event, be exercised prior to the first anniversary of the Date of Grant or subsequent to the expiration date of this Option. Subject to the provisions of paragraphs 3 and 4 above, this Option shall become exercisable as to one-fourth of the total number of Option Shares on each succeeding anniversary of the Date of Grant. Once the right to purchase shares has accrued, such shares may thereafter be purchased at any time, or in part from time to time, until the expiration date of this Option, subject to the provisions of paragraphs 3 and 4 above and paragraph 6 below. In no case may this Option be exercised for a fraction of a share.

6. Payment for Shares. Payment for shares purchased upon exercise of this Option shall be made in full at the time of exercise of the Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any optioned shares. Payment of the Option Price shall be made in cash or may be made by delivering Common Stock of the Company having a fair market value at least equal to the Option Price, or a combination of Common Stock and cash. Such fair market value shall be determined by the closing price of the Common Stock on the New York Stock Exchange on the date on which this Option is exercised or, if no sale of the Common Stock shall have been made on the Exchange on that day, then on the next following day for which there is a reported sale.

7. Method of Exercise. This Option may be exercised only by written notice given to the Company, in form satisfactory to the Company, specifying the number of Option Shares which the holder of the Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for in shares of Common Stock. Such written notice and any subsequent exercise is subject to Company approval, as well as all policies and procedures in place at Company, including but not limited to Stock Trading Policies and Blackout Restrictions. Such written notice shall be accompanied by a check payable to the order of the Company for the cash portion of the purchase price and, if applicable, by the delivery of certificates representing shares of Common Stock duly endorsed and otherwise in proper form for transfer to the Company of such number of shares of Common Stock as are required to equal the fair market value of the Option Shares being paid for in stock. Upon each exercise of this Option, the Company, as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the shares then purchased. The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of this Option until completion of such stock exchange listing, or registration or other qualification, of such shares under any Federal or state law, rule or regulation as the Company may consider appropriate. The Company may require any person exercising this Option to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

8. Limitations on Transfer and Exercise. This Option is not transferable by the Employee other than by will or by the laws of descent and distribution, and this Option is exercisable during the lifetime of the Employee, only by him.

9. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the committee which administers the plan (the “Committee”) may adjust proportionally the number of Option Shares and the Option Price. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, may be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue and substitute a new stock option for this Option.

10. Consideration for Grant. Although this Option may be exercised only if employment is continuous as provided in Section 3 hereof, it is understood that such employment shall, subject to the terms of any employment contract, be at the pleasure of the employer and at such compensation as the employer shall reasonably determine from time to time. Nothing in the Plan or in this Option shall confer on the Employee any right to continue in the employment of the Company or any of its affiliates or to interfere in any way with the right of the Company or its affiliates to terminate his or her employment at any time.

11. Amendment, Modification, Suspension, or Discontinuance of the Plan. The Board of Directors of the Company (the “Board”) may amend, modify, suspend, or terminate the plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in the law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding (i) to increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) to decreased the Option Price, (iii) to materially modify the requirements as to eligibility for participation in the Plan, (iv) to withdraw administration of the Plan from the Committee, or (v) to extend the period during which awards may be granted under the Plan.

12. Change of Control. Should a “change in control” of the Company occur of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934 as that requirement exists on the Date of Grant, then, upon the occurrence of, and on the date of said change in control, notwithstanding anything elsewhere herein contained, this Option shall become exercisable in full.

13. Change in Control Agreement. If, on the date of termination of Employee’s employment with the Company or an affiliate of the Company, Employee is entitled to rights or benefits under a written Change of Control Agreement with the Company containing provisions relating to stock options which are more favorable to Employee than those contained in this Option, the provisions of such Change of Control Agreement shall prevail.

14. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of restrictions, and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper. All questions of interpretation and administration with respect to the Plan and this Option shall be determined by the Committee, and its determination shall be final and conclusive.

15. Notices. Any notice hereunder by the holder of this Option shall be given to the Company in writing and such notice and any payment hereunder shall be deemed duly given or made only upon receipt thereof at the Company's principal office in Houston, Texas, or at such other place as the Company may designate by written notice to the holder of this Option. Any notice or other communication hereunder to the holder of this Option shall be in writing and shall be deemed duly given if mailed or delivered to the holder at such address as he may have on file with the Company.

16. Shareholder Rights. The holder of this Option shall have no rights as a shareholder with respect to any Option Shares until the holder of this Option or his nominee becomes a shareholder of record with respect to such shares.

17. Withholding. The holder of this Option may be required to pay any taxes which must be withheld prior to receipt of any Option Shares hereunder

IN WITNESS WHEREOF, the Company has caused this Option to be executed in duplicate and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

ATTEST: LUBY'S, INC.

By:______________________
Secretary Title

ACCEPTED:

By:_____________________
Employee